UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2011

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on October 23, 2011, RightNow Technologies, Inc., a Delaware corporation (“RightNow”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OC Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Oracle Corporation (“Parent”), and Rhea Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Pursuant and subject to the Merger Agreement, RightNow has agreed that Merger Subsidiary will be merged with and into RightNow (the “Merger”) with RightNow continuing as the surviving corporation and a wholly-owned subsidiary of Parent. Consummation of the Merger remains subject to customary closing conditions, including regulatory approval and the approval and adoption of the Merger Agreement and approval of the Merger by RightNow stockholders. On November 7, 2011, RightNow filed notification and report forms with the U.S. Department of Justice (the “Justice Department”) and the U.S. Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”).

On December 7, 2011, RightNow received a request for additional information (a “second request”) from the Justice Department in connection with the Justice Department’s review of the Merger. Issuance of the second request extends the waiting period under the HSR Act until 30 days after all parties receiving a second request have substantially complied with the requests, unless the waiting period is terminated sooner by the Justice Department. As previously announced, RightNow has scheduled a special meeting of its stockholders to be held at 8:00 a.m. Mountain time on December 22, 2011 to consider and vote on the proposed Merger and related proposals.

On December 6, 2011, Parent informed RightNow that it had received clearance from the Austrian Competition Authority for the Merger.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions, including regulatory approval and the approval and adoption of the Merger Agreement and the approval of the Merger by RightNow stockholders; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Additional Information about the Merger and Where to Find It

On November 21, 2011, RightNow filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement contains important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by RightNow through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

RightNow and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RightNow in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein is included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in RightNow’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011, and is supplemented by other public filings made, and to be made, with the SEC by RightNow. The proxy statement for the 2011 Annual Meeting of Stockholders and other public filings are available free of charge through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)

Dated: December 8, 2011	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer